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                                                                     EXHIBIT 21


                              LIST OF SUBSIDIARIES

                              ACUITY BRANDS, INC.

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                                                                                                          STATE OR OTHER
                                                                                                          JURISDICTION OF
                                                                                                          INCORPORATION
SUBSIDIARY OR AFFILIATE                                     PRINCIPAL LOCATION                            OR ORGANIZATION

Acuity Holdings, Inc.                                       Montreal, Quebec, Canada                      Canada
Acuity Insurance (Bermuda) Ltd.                             Hamilton, Bermuda                             Bermuda
Acuity Lighting Group, Inc.                                 Atlanta, Georgia                              Delaware
Acuity Specialty Products Group, Inc.                       Atlanta, Georgia                              Delaware
C&G Carandini SA                                            Barcelona, Spain                              Spain
Castlight de Mexico, S.A. de C.V.                           Matamoros, Tamaulipas                         Mexico
Graham International B.V.                                   Bergen op Zoom, Holland                       Netherlands
Holophane S.A. de C.V.                                      Tultitlan, Mexico City                        Mexico
Holophane Alumbrado Iberica S.r.l.                          Barcelona, Spain                              Spain
Holophane Canada, Inc.                                      Brampton, Ontario                             Canada
Holophane Europe Ltd.                                       Milton Keynes, England                        United Kingdom
Holophane Lichttechnik GmbH                                 Dusseldorf, Germany                           Germany
HSA Acquisition Corporation                                 Columbus, Ohio                                Ohio
ID Limited                                                  Douglas, Isle of Man                          Isle of Man
Kem Europa B.V.                                             Bergen op Zoom, Holland                       Netherlands
L&C Funding, Inc.                                           Atlanta, Georgia                              Delaware
Lithonia Lighting do Brasil Ltda.                           Sao Paulo, Brazil                             Brazil
Lithonia Lighting de Mexico S.A. de C.V.                    Monterrey, Nuevo Leon                         Mexico
Lithonia Lighting Servicios S.A. de C.V.                    Monterrey, Nuevo Leon                         Mexico
Luxfab Ltd.                                                 Milton Keynes, England                        United Kingdom
NSI Leasing, Inc.                                           Atlanta, Georgia                              Delaware
Productos Lithonia Lighting de Mexico, S.A. de C.V.         Monterrey, Nuevo Leon                         Mexico
Selig Company of Puerto Rico, Inc.                          Atlanta, Georgia                              Puerto Rico
Zep Belgium S.A.                                            Brussels, Belgium                             Belgium
Zep Europe B.V.                                             Bergen op Zoom, Holland                       Netherlands
Zep Industries, S.A. (formerly Zep S.A.)                    Bern, Switzerland                             Switzerland
Zep Industries Europa B.V.                                  Bergen op Zoom, Holland                       Netherlands
Zep Italia S.r.l.                                           Aprilia, Italy                                Italy
Zep Manufacturing B.V.                                      Bergen Op Zoom, Holland                       Netherlands
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